EXHIBIT 3(ii)

                                    BYLAWS

                                      OF

                                RAILTEX, INC.,

                              A TEXAS CORPORATION

                             BYLAWS OF RAILTEX, INC.
                               A TEXAS CORPORATION

                                                                            PAGE

ARTICLE 1.  Offices........................................................  1
      1.1  Registered Office...............................................  1
      1.2  Other Offices...................................................  1

ARTICLE 2.  Shareholders...................................................  1
      2.1  Place of Meetings...............................................  1
      2.2  Annual Meetings.................................................  1
      2.3  Voting List.....................................................  1
      2.4  Special Meetings................................................  1
      2.5  Notice..........................................................  1
      2.6  Quorum..........................................................  2
      2.7  Majority Vote; Withdrawal of Quorum.............................  2
      2.8  Method of Voting................................................  2
      2.9  Record Date; Closing Transfer Books.............................  2
      2.10 Action Without Meeting..........................................  2
      2.11 Telephone and Similar Meetings..................................  3
      2.12 Order of Business at Meetings...................................  3

ARTICLE 3.  Directors......................................................  3
      3.1  Management......................................................  3
      3.2  Number; Qualification; Election; Term...........................  3
      3.3  Change in Number................................................  3
      3.4  Removal.........................................................  4
      3.5  Vacancies.......................................................  4
      3.6  Election of Directors...........................................  4
      3.7  Place of Meetings...............................................  4
      3.8  First Meeting...................................................  4
      3.9  Regular Meetings................................................  4
      3.10 Special Meetings................................................  4
      3.11 Quorum; Majority Vote...........................................  4
      3.12 Compensation....................................................  5
      3.13 Procedure.......................................................  5
      3.14 Action Without Meeting..........................................  5
      3.15 Telephone and Similar Meetings..................................  5
      3.16 Interested Directors, Officers and Shareholders.................  5

ARTICLE 4.  Committees.....................................................  6
      4.1 Designation......................................................  6
      4.2 Term.............................................................  6
      4.3 Authority........................................................  6
      4.4 Change in Number.................................................  7
      4.5 Removal..........................................................  7
      4.6 Vacancies........................................................  7
      4.7 Meetings.........................................................  7
      4.8 Quorum; Majority Vote............................................  8
      4.9 Compensation.....................................................  8
      4.10 Procedure.......................................................  8
      4.11 Action Without Meeting..........................................  8
      4.12 Telephone and Similar Meetings..................................  8
      4.13 Responsibility..................................................  8

ARTICLE 5.  Notice.........................................................  8
      5.1 Method...........................................................  8
      5.2 When Notice Not Required.........................................  9
      5.3 Waiver...........................................................  9

ARTICLE 6.  Officers and Agents............................................  9
      6.1 Number; Qualification; Election; Term............................  9
      6.2 Removal.......................................................... 10
      6.3 Vacancies........................................................ 10
      6.4 Authority........................................................ 10
      6.5 Compensation..................................................... 10
      6.6 Chairman of the Board............................................ 10
      6.7 President........................................................ 10
      6.8 Vice Presidents.................................................. 10
      6.9 Secretary........................................................ 10
      6.10 Assistant Secretaries........................................... 11
      6.11 Treasurer....................................................... 11
      6.12 Assistant Treasurers............................................ 11
      6.13 Controller...................................................... 11
      6.14 Assistant Controllers........................................... 12
      6.15 Designation of an Officer as the Chief Executive Officer........ 12
      6.16 Designation of an Officer as the Chief Operating Officer........ 12
      6.17 Designation of an Officer as the Chief Financial Officer........ 12

ARTICLE 7.  Certificates and Shareholders.................................. 12
      7.1 Certificates..................................................... 12

      7.2 Issuance......................................................... 12
      7.3 Payment for Shares............................................... 12
      7.4 Subscriptions.................................................... 13
      7.5 Lien............................................................. 13
      7.6 Lost, Stolen or Destroyed Certificates........................... 13
      7.7 Registration of Transfer......................................... 14
      7.8 Registered Owner................................................. 14

ARTICLE 8.  General Provisions............................................. 14
      8.1 Distributions; Share Dividends................................... 14
      8.2 Books and Records................................................ 15
      8.3 Annual Statement................................................. 15
      8.4 Checks and Notes................................................. 15
      8.5 Fiscal Year...................................................... 15
      8.6 Seal............................................................. 15
      8.7 Indemnification; Insurance....................................... 15
      8.8 Resignation...................................................... 16
      8.9 Amendments of Bylaws............................................. 16
      8.10 Construction.................................................... 16
      8.11 Table of Contents; Headings..................................... 17
      8.12 Relation to Articles of Incorporation........................... 17

                              ARTICLE 1.  OFFICES

1.1 REGISTERED OFFICE. The registered office of the Corporation shall be at 4040 Broadway, Suite 200, San Antonio, Texas 78209.

1.2 OTHER OFFICES. The Corporation may also have offices at other places in or out of the State of Texas as the Board of Directors may determine or as the business of the Corporation may require.

                           ARTICLE 2.  SHAREHOLDERS

2.1 PLACE OF MEETINGS. Meetings of Shareholders shall be held at the time and place, in or out of the State of Texas, stated in the notice of the meeting or in a waiver of notice.

2.2 ANNUAL MEETINGS. An annual meeting of the Shareholders shall be held each year on a day and at a time to be chosen by the Board of Directors. At the meeting, the Shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.

2.3 VOTING LIST. At least ten (10) days before each meeting of Shareholders entitled to vote at the meeting, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Shareholder during the whole time of the meeting.

2.4 SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than one-tenth (1/10th) of all the shares entitled to vote at the meetings. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

2.5 NOTICE. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.6 QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.7 MAJORITY VOTE; WITHDRAWAL OF QUORUM. When a quorum is present at a meeting, the vote of the holders of a majority of the shares entitled to vote on, and voted for or against, that matter shall decide any question brought before the meeting, unless the question is one on which, by express provision of the statutes, the Articles of Incorporation, or these Bylaws, a higher vote is required, in which case the express provision shall govern. The Shareholders present at a duly constituted meeting may continue to transact business until adjournment, and the subsequent withdrawal from the meeting of any Shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at a meeting.

2.8 METHOD OF VOTING. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the Shareholders, every Shareholder having the right to vote may vote either in person, or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for Directors shall be in accordance with Section 3.6 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

2.9 RECORD DATE; CLOSING TRANSFER BOOKS. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of meeting is mailed shall be the record date.

2.10 ACTION WITHOUT MEETING. Any action required by statute to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the Shareholders. The consent may be in more than one counterpart so long as each Shareholder signs one of the counterparts. The signed consent, or a signed copy, shall be placed in the Minute Book.

2.11 TELEPHONE AND SIMILAR MEETINGS. Shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

2.12 ORDER OF BUSINESS AT MEETINGS. The order of business at annual meetings and so far as practicable at all other meetings of Shareholders shall be set by the Board of Directors.

                             ARTICLE 3.  DIRECTORS

3.1 MANAGEMENT. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not (by statute or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised or done by the Shareholders.

3.2 NUMBER; QUALIFICATION; ELECTION; TERM. The Board of Directors shall consist of no fewer than three (3) nor more than ten (10) Directors, none of whom need to be a Shareholder or a resident of any particular state. The Directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I Directors shall expire at the next succeeding annual meeting of the Shareholders after the 1995 annual meeting of Shareholders, the term of office of the initial Class II Directors shall expire at the second succeeding annual meeting of Shareholders after the 1995 annual meeting of Shareholders and the term of office of the initial Class III Directors shall expire at the third succeeding annual meeting of the Shareholders after the 1995 annual meeting of Shareholders. All of the initial Class I, Class II and Class III Directors shall be elected at the Corporation's 1995 annual meeting of Shareholders. At each annual meeting after the 1995 annual meeting of Shareholders, Directors elected to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and shall qualify. If the number of Directors is hereafter changed, any newly created directorships or decrease in directorships shall be so appointed among the classes as to make all classes as nearly equal in number as is practicable.

3.3 CHANGE IN NUMBER. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors may be filled (i) by the Board of Directors for a term of office continuing only until the next election of one or more directors by the Shareholders, provided that the Board of Directors may not fill more than two (2) such directorships during the period between any two successive annual meetings of Shareholders, or (ii) by election at an annual meeting or at a special meeting of Shareholders called for that purpose.

3.4 REMOVAL. Any Director may be removed either for or without cause at any special or annual meeting of Shareholders, by the affirmative vote of a majority in number of shares of the Shareholders present, in person or by proxy, at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.5 VACANCIES. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by majority vote of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.6 ELECTION OF DIRECTORS. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of Shareholders at which a quorum is present. Cumulative voting shall not be permitted.

3.7 PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held in or out of the State of Texas.

3.8 FIRST MEETING. The first meeting of a Board of Directors shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving the time or place is changed.

3.9 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice of such time and place as shall from time to time be determined by the Board of Directors.

3.10 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or President on three (3) days' notice to each Director, either personally or by mail or by telegram. Special meetings shall be called by the Chairman of the Board, the President or Secretary in like manner and on like notice on the written request of two Directors. Except as otherwise expressly provided by statute, the Articles of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

3.11 QUORUM; MAJORITY VOTE. At meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Articles of Incorporation, or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.13 PROCEDURE. The Board of Directors shall keep regular Minutes of its proceedings. The Minutes shall be placed in the Minute Book of the Corporation.

3.14 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the Minute Book. The consent may be in more than one counterpart so long as each Director signs one of the counterparts.

3.15 TELEPHONE AND SIMILAR MEETINGS. Directors may participate and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

3.16  INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS.

            A. VALIDITY. If paragraph B of this Section 3.16 is satisfied, no contract or other transaction between the Corporation and any of its Directors, officers or security holders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the Director, officer or security holder at the meeting authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

            B. DISCLOSURE, APPROVAL; FAIRNESS. Paragraph A of this Section shall apply only if:

            1. the material facts of the relationship or interest of each such Director, officer or security holder are known or disclosed:

                  (a) to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

                  (b) to the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

            2. the contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors or the Shareholders.

            C. NON-EXCLUSIVE. This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

                            ARTICLE 4.  COMMITTEES

4.1 DESIGNATION. The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to the limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.

4.2 TERM. All committees shall serve at the pleasure of the Board of Directors.

4.3 AUTHORITY. All committees, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation. However, no committee shall have the authority of the Board of Directors in reference to:

            (a) amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating the committee or if permitted in the Articles of Incorporation or these Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Article
                  2.13 of the Texas Business Corporation Act (the "TBCA");

            (b) proposing a reduction of the stated capital of the Corporation in the manner permitted by Article 4.12 of the TBCA;

            (c) approving a plan of merger or share exchange of the Corporation;

            (d) recommending to the Shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

            (e) recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof;

            (f) amending, altering, or repealing these Bylaws or adopting new Bylaws of the Corporation;

            (g)   filling vacancies in the Board of Directors;

            (h) filling vacancies in or designating alternate members of any such committee;

            (i) filling any directorship to be filled by reason of an increase in the number of Directors;

            (j) electing or removing officers of the Corporation or members or alternate members of any such committee;

            (k)   fixing the compensation of any member of such committee;

            (l) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable;

            (m) authorizing a distribution, unless the resolution designating the particular committee or the Articles of Incorporation or these Bylaws expressly so provide; or

            (n) authorizing the issuance of shares of the Corporation, unless the resolution designating the particular committee or the Articles of Incorporation or these Bylaws expressly so provide.

4.4 CHANGE IN NUMBER. The number of committee members of a particular committee may be increased or decreased from time to time by resolution adopted by a majority of the whole Board of Directors.

4.5 REMOVAL. Any member of a committee may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby.

4.6 VACANCIES. A vacancy occurring on a committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation by Section 4.1 of these Bylaws.

4.7 MEETINGS. Time, place and notice (if any) of a committee meeting shall be determined by the committee.

4.8 QUORUM; MAJORITY VOTE. At meetings of a committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

4.9 COMPENSATION. By resolution of the Board of Directors, the members of a committee may be paid their expenses, if any, of attendance at each meeting of the committee and may be paid a fixed sum for attendance at each meeting of the committee or a stated salary as a member of the committee. No such payment shall preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefore.

4.10 PROCEDURE. Each committee shall keep regular Minutes of its proceedings and report the same to the Board of Directors when required. The Minutes of the proceedings of a committee shall be placed in the Minute Book of the Corporation.

4.11 ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the Minute Book.

4.12 TELEPHONE AND SIMILAR MEETINGS. Committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

4.13 RESPONSIBILITY. The designation of a committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law; however, a director shall not be liable for the acts of a committee to the maximum extent permitted by law and shall not be liable if, in good faith and with ordinary care, the director relies upon the statements, valuations, information, opinions, reports or statements prepared or presented by a committee of which the director is not a member.

                              ARTICLE 5.  NOTICE

5.1 METHOD. Whenever by statute, the Articles of Incorporation, these Bylaws, or otherwise, notice is required to be given to a Director, committee member, or security holder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the Director, committee member, or security holder at the address appearing on the books of the Corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail.

5.2 WHEN NOTICE NOT REQUIRED. Any notice required to be given to any Shareholder, under any provision of any statute or the Articles of Incorporation or these Bylaws, need not be given to a Shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a twelve-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any Articles or document filed with the Secretary of State, those Articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

5.3 WAIVER. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a security holder, committee member, or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                        ARTICLE 6.  OFFICERS AND AGENTS

6.1  NUMBER; QUALIFICATION; ELECTION; TERM.

            A. The Corporation shall have: (1) a President and a Secretary; and
(2) such other officers (including Chairman of the Board, Vice President, Treasurer and additional Vice Presidents) and assistant officers and agents as the Board of Directors may deem necessary.

            B. No officer or agent need be a Shareholder, a Director or a resident of the Corporation's state of incorporation.

            C. Officers named in Section 6.1(A)(1) shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Section 6.1(A)(2) may be elected by the Board of Directors at any meeting.

            D. Unless otherwise specified by the Board of Directors at the time of election or appointment, or in an employment contract approved by the Board of Directors, each officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

            E. Any two or more offices may be held by the same person.

6.2 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself, nor shall anything in these Bylaws, create contract rights.

6.3 VACANCIES. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

6.4 AUTHORITY. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

6.5 COMPENSATION. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

6.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors, and shall perform such duties and have such authority and powers as the Board of Directors may from time to time prescribe.

6.7 PRESIDENT. The President shall perform such duties and have such authority and powers as the Board of Directors may from time to time prescribe.

6.8 VICE PRESIDENTS. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.9  SECRETARY.

            A. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes, actions and Minutes of all proceedings in a Book to be kept for that purpose and shall perform like duties for any committees when required.

            B. He shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors.

            C. He shall keep in safe custody the seal of the Corporation, if any, and, when authorized by the Board of Directors or any committee, affix it to any instrument requiring it. When so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

            D. He shall be under the supervision of the officer and shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Board of Directors may from time to time delegate.

6.10 ASSISTANT SECRETARIES. The Assistant Secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority to exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.11  TREASURER.

            A. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all funds and other valuables in the name and to the credit of the Corporation in depositories designated by the Board of Directors.

            B. He shall disburse the funds of the Corporation as ordered by the Board of Directors, and prepare financial statements as they direct.

            C. If required by the Board of Directors, he shall give the Corporation a bond (in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors) for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

            D. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

6.12 ASSISTANT TREASURERS. The Assistant Treasurers, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

6.13 CONTROLLER. The Controller shall be in charge of the accounts of the Company. The Controller shall have such other powers and perform such other duties as may be assigned by the Board of Directors and shall submit such reports and records to the Board of Directors as it may request.

6.14 ASSISTANT CONTROLLERS. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Controller or the Board of Directors.

6.15 DESIGNATION OF AN OFFICER AS THE CHIEF EXECUTIVE OFFICER. The Board of Directors shall designate one of the elected officers as the chief executive officer of the Company. The chief executive officer shall be in general and active charge of the business and affairs of the Company.

6.16 DESIGNATION OF AN OFFICER AS THE CHIEF OPERATING OFFICER. The Board of Directors may designate one of the elected officers the chief operating officer of the Company with such powers and duties as may be assigned by the Board of Directors.

6.17 DESIGNATION OF AN OFFICER AS THE CHIEF FINANCIAL OFFICER. The Board of Directors may designate one of the elected officers the chief financial officer of the Company with such powers and duties as may be assigned by the Board of Directors.

                   ARTICLE 7.  CERTIFICATES AND SHAREHOLDERS

7.1 CERTIFICATES. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. It shall be signed by the Chairman of the Board, the President or a Vice President and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof, if any. If a certificate is countersigned by a transfer agent or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any officer may be facsimile.

7.2 ISSUANCE. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.3  PAYMENT FOR SHARES.

            A. KIND. Subject to any provision of the Constitution of the State of Texas to the contrary, the Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation.

            B. VALUATION. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

            C. EFFECT. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

            D. ALLOCATION OF CONSIDERATION. The consideration received for shares shall be allocated by the Board of Directors, in accordance with the law, between stated capital and capital surplus accounts.

7.4 SUBSCRIPTIONS. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.5 LIEN. For any indebtedness of a Shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.6 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

            A. CLAIM. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

            B. TIMELY REQUEST. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

            C. BOND. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

            D. OTHER REQUIREMENTS. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.7 REGISTRATION OF TRANSFER. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

            A. ENDORSEMENT. The certificate on a separate stock power is properly endorsed by the registered owner or by his duly authorized attorney; and

            B. GUARANTEE AND EFFECTIVENESS OF SIGNATURE. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

            C. ADVERSE CLAIMS. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

            D. COLLECTION OF TAXES. Any applicable law relating to the collection of taxes has been complied with.

7.8 REGISTERED OWNER. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may regard the person in whose name any shares issued by the Corporation or registered in the share transfer records of the Corporation at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, if any, entering into agreements with respect to those shares in accordance with Article 2.22 or 2.30 of the TBCA, or giving proxies with respect to those shares.

                        ARTICLE 8.  GENERAL PROVISIONS

8.1  DISTRIBUTIONS; SHARE DIVIDENDS.

            A. DECLARATION AND PAYMENT. Subject to statute and the Articles of Incorporation, distributions and share dividends may be declared by the Board of Directors at any regular or special meeting. The declaration and payment shall be at the discretion of the Board of Directors.

            B. RECORD DATE. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the record date to be not more than sixty (60) days prior to the payment date of such distribution or share dividend, or the

Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such distribution or share dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the distribution or share dividend shall be the record date.

            C. RESERVES. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions or share dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it is created.

8.2 BOOKS AND RECORDS. The Corporation shall keep books and records of account, shall keep Minutes of the proceedings of its Shareholders, its Board of Directors, and each committee of its Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current Shareholders of the Corporation and the number and class of shares held by each of them. Any books, records, Minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.

8.3 ANNUAL STATEMENT. Upon the written request of any Shareholder of the Corporation, the Board of Directors shall mail to such Shareholder its annual statements for the last fiscal year showing in reasonable detail its assets and liabilities and the results of its operations and the most recent interim statements, if any, which have been filed in a public record or otherwise published. The Corporation shall be allowed a reasonable time to prepare such annual statements.

8.4 CHECKS AND NOTES. Checks, demands for money, and notes of the Corporation shall be signed by officer(s) or other person(s) designated from time to time by the Board of Directors.

8.5 FISCAL YEAR.  The fiscal year of the Corporation shall be the calendar year.

8.6 SEAL. If the Corporation has a corporate seal, the corporate seal (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it, or otherwise.

8.7 INDEMNIFICATION; INSURANCE.

            A.    DEFINITIONS.  For purposes of this Section 8.7, the term:

            1.    "Person" means

                  (a) Any person who is or was a Director, officer, employee or agent of the Corporation; and

                  (b) Any person who serves or served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

            2. "Director" means any person who is or was a Director of the Corporation and any person who, while a Director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

            B. GENERAL. The Corporation shall indemnify and may insure its Directors, officers, agents and other persons to the maximum extent permitted under the TBCA, as such Act exists or shall from time to time be amended

8.8 RESIGNATION. A Director, committee member, officer or agent may resign by giving written notice to the Chairman of the Board, the President or the Secretary. The resignation shall take effect at the time specified in it, or immediately if no time is specified. Unless it specifies otherwise, the resignation takes effect without being accepted.

8.9  AMENDMENTS OF BYLAWS.

            A. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of the meeting.

            B. These Bylaws may also be altered, amended or repealed at any meeting of the Shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares present or represented at the meeting and entitled to vote thereat, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

8.10 CONSTRUCTION. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

            A. The remainder of these Bylaws shall be considered valid and operative, and

            B. Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.11 TABLE OF CONTENTS; HEADINGS. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

8.12 RELATION TO ARTICLES OF INCORPORATION. These Bylaws are subject to, and governed by, the Articles of Incorporation.